     As filed with the Securities and Exchange Commission on April 1, 1996.
                                              Registration No. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                         ------------------------------

                                    FORM S-8

                             Registration Statement

                        Under the Securities Act of 1933

                         ------------------------------

                WorldCom, Inc. (f/k/a LDDS Communications, Inc.)
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Georgia                                   58-1521612
- ----------------------------------------   ------------------------------------
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

        515 East Amite Street
         Jackson, Mississippi                            39201-2702
- ----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

           LDDS WorldCom 401(k) Plan (F/K/A LDDS Salary Savings Plan)
- -------------------------------------------------------------------------------
                            (Full title of the plan)

                            P. Bruce Borghardt, Esq.
                                 WorldCom, Inc.
                            10777 Sunset Office Drive
                                    Suite 330
                            St. Louis, Missouri 63127
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (314) 984-0702
- -------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

===============================================================================

                                       CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
                                                  Proposed            Proposed
Title of                      Amount              maximum             maximum             Amount of
securities                    to be               offering price      aggregate offering  registration
to be registered <F1>         registered          per share <F2>      price <F2>          fee
- ----------------------------  ------------------  ------------------  ------------------  ------------------

Common stock $0.01 par value  750,000 shares<F3>  $43.6875            $32,765,625         $11,299

- ------------------------------------------------------------------------------------------------------------


<F1>     Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>     Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.
         Proposed maximum offering price represents the average of the high and low prices for shares of common stock reported on the Nasdaq National Market on March 25, 1996.

<F3>     This Registration Statement also covers such additional shares of common stock as may be issuable pursuant to antidilution provisions.


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by WorldCom, Inc. (f/k/a LDDS Communications, Inc.) (the "Company") and the LDDS WorldCom 401(k) Plan (f/k/a LDDS Salary Savings
Plan) (the "Plan") on November 9, 1993, Registration No. 33-71450, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits

         The Registrant has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on April 1, 1996.

                                          WorldCom, Inc.

                                          By: /s/ Scott D. Sullivan
                                              ---------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan and P. Bruce Borghardt, and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                           Date
- ------------------------------  ------------------------------  ---------------

/s/ Carl J. Aycock              Director                        April 1, 1996
- ------------------------------
Carl J. Aycock

/s/ Max E. Bobbitt              Director                        April 1, 1996
- ------------------------------
Max E. Bobbitt

/s/ Bernard J. Ebbers           Director, President and         April 1, 1996
- ------------------------------  Chief Executive Officer
Bernard J. Ebbers

/s/ Francesco Galesi            Director                        April 1, 1996
- ------------------------------
Francesco Galesi

Name                            Title                           Date
- ------------------------------  ------------------------------  ---------------

/s/ Stiles A. Kellett, Jr.      Director                        April 1, 1996
- ------------------------------
Stiles A. Kellett, Jr.

/s/ Silvia Kessel               Director                        April 1, 1996
- ------------------------------
Silvia Kessel

/s/ John W. Kluge               Director                        April 1, 1996
- ------------------------------
John W. Kluge

                                Director                        April 1, 1996
- ------------------------------
John A. Porter

/s/ Stuart Subotnick            Director                        April 1, 1996
- ------------------------------
Stuart Subotnick

/s/ Scott D. Sullivan           Director, Secretary, and        April 1, 1996
- ------------------------------  Chief Financial Officer,
Scott D. Sullivan               (Principal Financial Officer
                                and Principal Accounting
                                Officer

/s/ Lawrence C. Tucker          Director                        April 1, 1996
- ------------------------------
Lawrence C. Tucker

/s/ Roy A. Wilkens              Director, Chief Executive       April 1, 1996
- ------------------------------  Officer, WilTel
Roy A. Wilkens

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on April 1, 1996.

                                          LDDS WorldCom 401(k) Plan

                                          By: /s/ Scott D. Sullivan
                                              ---------------------------------
                                              Scott D. Sullivan
                                              Trustee

                                  EXHIBIT INDEX

Exhibit Number   Description
- --------------   --------------------------------------------------------------

23.1             Consent of Arthur Andersen LLP
23.2             Consent of Deloitte & Touche LLP
23.3             Consent of Ernst & Young LLP
24.1             Power of Attorney (included in Signature Pages)